Exhibit 10.12

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.
Double asterisks denote omissions.

CTLA-4 MONOCLONAL ANTIBODY LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is entered into as of September 26, 2016 between:

A.	WUXI BIOLOGICS (HONG KONG) LIMITED, a Hong Kong corporation having its registration address at Suite 3701-10, 37/F., Jardine House, 1 Connaught Place, Central, Hong Kong (“WuXi”); and

B.	AKRIVEIA THERAPEUTICS INC., a Delaware corporation having an address at 23 Southern Hills Drive, Skillman, NJ 08558 (“Akriveia”).

BACKGROUND:

1.	Akriveia is a company dedicated to the discovery, commercial development and exploitation of proprietary pharmaceutical products and services.

2.	WuXi is a leading end-to-end biopharmaceutical open-access capability and technology platform with operations in China and the United States. WuXi has developed mAb molecules that bind a series of therapeutically relevant biological targets.

3.	Akriveia wishes to use its proprietary technology to modify WuXi’s mAb molecules and develop the modified molecules as therapeutic products. WuXi is willing to license the mAb molecules to Akriveia for this purpose.

AGREEMENT:

In consideration of the mutual promises and conditions set forth herein and other good and valuable consideration, WuXi and Akriveia, intending to be legally bound, agree as follows:

1.	Defined Terms

1.1.	The meanings of defined terms used in this Agreement are listed in Appendix 1.

1.2.	Defined terms are capitalized and may (or may not) be in italics.

2.	License

2.1.	Exclusive License Grant. WuXi grants to Akriveia - under WuXi’s rights in the Licensed Patent Rights and Licensed Technology - an exclusive, royalty-bearing license to:

2.1.1.	Modify Licensed mAbs using Akriveia Technology (both alone and together with one or more other technologies) for the purpose of developing Products and for such purpose reproduce and use the Licensed mAbs Materials, and it is understood and agreed that such modifications by Akriveia using Akriveia Technology, both alone and together with one or more other technologies, are hereby expressly contemplated, authorized and deemed within scope of the license granted, irrespective of any rights that may subsequently be granted by WuXi to third parties; and

2.1.2.	Manufacture (i.e. make and have made), use, sell, offer for sale and import any Products in the Licensed Territory and for such purpose reproduce and use the Licensed mAbs Materials and the Licensed Technology.

2.2.	Term of Licenses. The term of the license to Licensed Patent Rights in Section 2.1 will end on expiry of the last of the Licensed Patent Rights on a country-by-country basis.

2.3.	Paid-Up License. Akriveia will have a paid-up license permitting royalty free manufacture (i.e. making and having made), use, sale, offer for sale and import of Products in a country after the end of Akriveia’s last obligation to pay royalties on the Product’s Net Sales in that country.

2.4.	Sub-Licenses.

2.4.1.	Akriveia may sublicense through multiple tiers the licenses in Section 2.1 to: (i) any Affiliate; and (ii) third parties to permit such Affiliates or third parties:

a.	To make, have made, use, sell, offer for sale or import a Product developed or commercialized by Akriveia or its licensees; or

b.	To perform services for Akriveia in furtherance of the research, development or commercialization of Products by Akriveia or its licensees.

2.4.2.	If Akriveia grants a sublicense pursuant to this Section 2.4:

a.	Akriveia will be responsible for the sub-licensee performing in a manner consistent with Akriveia’s obligations under this Agreement;

b.	Akriveia will not be relieved of its obligations under this Agreement.

2.5.	Retained Rights. Each Party acknowledges that the rights granted under this Section 2 are limited to the scope expressly granted.

2.5.1.	With the exception of the specific rights granted in this Section 2, WuXi retains all rights in the Licensed Technology and Licensed Patent Rights including, without limitation,:

a.	The right to develop therapeutic and diagnostic products incorporating the Licensed mAbs but that do not use or incorporate any Akriveia Technology; and for clarity, no license or other right whatsoever to any Akriveia Technology is granted to WuXi pursuant to this Agreement;

b.	For clarity, Akriveia does not under this Agreement, nor does it have any obligation to grant, to WuXi any rights in any Patent Rights or other intellectual property rights owned, controlled or licensed by Akriveia that cover any Product.

3.	Technology Transfer.

3.1.	Transfer. In accordance with the Technology Transfer Plan attached as Appendix D WuXi will [**]. Each Party will [**] in performing the Technology Transfer Plan.

4.	Diligence.

4.1.	Diligence Standards & Decision Making. Akriveia will [**] develop and exploit Products [**]. Akriveia will have sole authority and discretion to make all decisions relating to [**] in the Licensed Territory .

4.2.	Diligence Reporting

4.2.1.	Annual Development Reports. Akriveia will submit to WuXi a written annual report summarizing the work undertaken during the year to develop any Products under this License Agreement with the first such annual report due on [**]. Thereafter, the report must be submitted within [**] after the end of each calendar year.

4.2.2.	Annual Commercialization Report. After a Product is approved for marketing or sale in any country, Akriveia will submit to WuXi a written annual report summarizing [**] during the previous year and [**] for any Products developed under this License Agreement. The annual report must be submitted within [**] after the end of each calendar year.

4.3.	Performance of [**]. Akriveia agrees that it will [**] contract with WuXi for WuXi to perform [**] services [**] for the development of any Products. Notwithstanding the foregoing, Akriveia may [**] if after [**], Akriveia determines, [**] that:

[**].

5.	Payment Terms

5.1.	Upfront Payment. There will be [**] from Akriveia to WuXi under this License Agreement.

5.2.	Development Milestones Payments. If a Product achieves a Development Milestone described in Table 1 below, Akriveia will pay WuXi the sum noted for that milestone. The milestone will not be payable if:

5.2.1.	the Product had previously achieved the milestone and the corresponding milestone payment was paid; or

5.2.2.	the Product is being developed as a back-up to a Lead Product and the Lead Product had previously achieved the milestone and the corresponding milestone payment was paid; or

5.2.3.	the Product is being developed as a reformulation or other variant form of a Product which had previously achieved the milestone and the corresponding milestone payment was paid.

Each Development Milestone associated payment shall be payable only once for a given Product (whether a reformulation or variant, or back-up to a Lead Product) such that the aggregate payable for Development Milestones under this Agreement for each given Product is $[**].

Table 1.

Milestone	Payment (USD)
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

5.3.	Royalty Payments.

5.3.1.	Royalties. Akriveia will pay WuXi a royalty based on a Product’s Net Sales in the Licensed Territory.

5.3.2.	Royalty Rates. The royalty rate will be determined by increments of annual Net Sales of the Product in the Licensed Territory as set out in Table 2 below, and for clarity, without aggregating the Net Sales of two or more different Products (such as may be determined or defined by the Regulatory Authority).

5.3.3.	End of Royalties. Akriveia’s obligation to pay royalties will end in each country on the later of:

a.	expiry of the last Valid Claim of a Licensed Patent Right claiming the Product in the country; or

b.	[**] from the First Commercial Sale, provided that if at any time after expiry of the Valid Claim as provided in 5.3.3.a, above, and before the foregoing [**] period is completed, the [**] is reached then Akriveia’s obligation to pay royalties will immediately end.

Table 2.

Annual Net Sales Tiers (USD) for a Product	Royalty
[**]	[**]
[**]	[**]
[**]	[**]

5.4.	Sales Milestone Payments. If a Product achieves a sales performance milestone described in Table 3, Akriveia will pay WuXi the sum noted for that milestone on a Product-by-Product basis [**]. The milestone payment will only be paid the first time each Product achieves the sales milestone. The Net Sales used to calculate milestone payments will be based on Licensed Territory Net Sales of Products on which royalties are payable under Section 5.3.

Table 3.

Annual Net Sales (USD) for a Product	Payment (USD)
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

5.5.	Currency Conversion. The amount of Net Sales in any foreign currency will be computed by:

5.5.1.	Converting the Net Sales into U.S. dollars [**] for the close of the last business day of the calendar quarter for which the relevant royalty payment is due; and

5.5.2.	Deducting [**].

5.6.	General Payment Matters.

5.6.1.	All payments will be made in U.S. currency by electronic funds transfer.

5.6.2.	All payments [**] will be made within [**] after the payment becomes due.

5.6.3.	Royalty payments on Net Sales will be made within [**] after the end of each calendar quarter in which the Net Sales are made. These payments must be accompanied by a statement showing:

a.	The Net Sales of each Product by Akriveia or any sub-licensee of Akriveia in each country;

b.	The applicable royalty rate(s) for the relevant volume(s) of Net Sales of Product; and

c.	A calculation of the amount of royalty due, including any offsets or credits.

5.7.	Withholding Tax Matters. If any applicable law or regulation of any jurisdiction requires the withholding or payment of any taxes by Akriveia or any of its Affiliates or sub-licensees pursuant to Section 5, any such taxes [**]. Unless under the applicable laws or regulations, such payments can [**] Akriveia will [**].

6.

6.1.	Records and Inspection.

6.1.1.	Records. Akriveia [**] of its Net Sales. The records must [**]. The records must be kept for at least [**] from the date of each royalty or sales milestone payment.

6.1.2.	Inspection. For [**] after a royalty or sales milestone payment, WuXi may [**] appoint an independent, certified public accountant to inspect the records of Akriveia. The accountant must be reasonably acceptable to Akriveia.

6.1.3.	Notice and Place. Before inspecting the records WuXi must give Akriveia [**] notice. Akriveia must make the records available for the inspection during regular business hours at the place where the records are usually kept.

6.1.4.	Findings. The accountant’s findings will be binding on the Parties. If the accountant finds that Akriveia has underpaid, then Akriveia must pay the underpayment to WuXi within [**] of being notified of the finding. If the underpayment is [**] then Akriveia must reimburse to WuXi the cost of the audit. If the accountant finds that Akriveia has overpaid WuXi, then the overpayment must be refunded within [**] of WuXi being notified of the finding.

6.1.5.	Timing and Frequency. WuXi may only inspect the records [**] and may only inspect the records for any revenue share payment [**]. If WuXi does not inspect the records for a royalty or sales milestone payment within [**] of the payment being made, WuXi will be deemed to have accepted the accuracy of the records.

6.1.6.	Confidentiality. All information about Akriveia’s financial affairs learned by a WuXi during an inspection will be deemed Akriveia’s Confidential Information. It is understood and agreed that the accountant will disclose to WuXi only that information necessary to report the accuracy and completeness of Akriveia’s royalty and sales milestone payments to WuXi.

7.	Confidentiality

7.1.	Non-Disclosure. Except as provided in this Section 7 below, a Receiving Party may not disclose to a third party the following information without the written permission of the Disclosing Party:

7.1.1.	Disclosing Party’s Confidential Information disclosed under this Agreement.

7.1.2.	Any information deemed to be the Confidential Information of both Parties.

7.1.3.	The terms of this Agreement.

7.2.	Permitted Disclosures

7.2.1.	Required by Law. If a Receiving Party is required by law to disclose the information listed in Section 7.1, it must give the Disclosing Party prompt notice and cooperate with Disclosing Party if it seeks - at its expense - a protective order. If the Disclosing Party faits to obtain a protective order, the Receiving Party may - without the other’s permission - disclose the information that its legal counsel advises it is required to disclose.

7.2.2.	Staff. The Parties may disclose the information listed in Section 7.1 to their officers, employees, agents and consultants (“Staff”). . The Staff must be bound by contract to maintain such information in confidence on the same terms as are set forth in this Section 7

7.2.3.	Sub-Licensees & other Third Parties. Akriveia may disclose the information in Section 7.1.1 to a third party: (i) for use under a sublicense that Akriveia is entitled to grant under this Agreement; or (ii) providing services to Akriveia with respect any Product. The third party must be bound by contract to maintain such information in confidence on the same terms as are set forth in this Section 7.

7.2.4.	Potential Investors. A Party may disclose the terms of this Agreement to its:

a.	advisors;

b.	any potential investor that would qualify as accredited as defined in 17 C.F.R. Section 230.501

c.	investment bankers; and

d.	any potential acquirer of substantially all of the assets to which this Agreement relates or any potential sublicensee or potential commercialization partner.

7.3.	Use. The Parties may only use the information listed in Section 7 as expressly permitted by this Agreement. Akriveia may only use WuXi’s Confidential Information within the scope of the licenses granted hereunder including under Section 2.

7.4.	Measures.

7.4.1.	General Measures. The Parties will use the same measures to protect the other’s Confidential Information as it uses to protect its own Confidential Information. Each Party must ensure that each of its officers, employees, agents and consultants that will have access to the other’s Confidential Information are bound by contract to maintain the information in confidence. Further a Party must ensure that each of the individuals or entities listed in Section 7.2.4 are bound by contract to maintain the terms of this Agreement in confidence.

7.4.2.	Special Measures. During performance of any Technology Trannsfer Plan under Section 3, Akriveia must, prior to disclosing the sequence or structural information of any Licensed mAb to any person, notify WuXi in writing of the person or persons that it intends disclosing such information to, provide WuXi with a copy of the relevant confidentiality agreement between Akriveia and such persons and obtain WuXi’s written consent, provided that the foregoing procedure will not be required with respect to Akriveia’s designated laboratory.

7.5.	Return of Information. After termination of this Agreement, a Receiving Party will, on the Disclosing Party’s request, return or destroy all copies of documents provided by Disclosing Party that contain the requesting Disclosing Party’s Confidential Information. But, one (1) copy may be kept so that the Receiving Party can monitor its continuing obligations under this Section 7. The Confidential Information will be returned within [**] of the request.

7.6.	Duration. The obligations of this Section 7 will end if the information listed in Section 7 enters the public domain through no fault of the Receiving Party that received the information.

8.	Restrictions on Materials.

8.1.	Permitted Transfer. Akriveia may transfer Licensed mAb Materials to a third party:

8.1.1.	for use under a sublicense that Akriveia is entitled to grant under this Agreement; or

8.1.2.	engaged by Akriveia to perform services with respect to any Product.

8.2.	Permitted Use. Akriveia may only use the Licensed mAb Materials as contemplated by this Agreement including as contemplated by Section 2.1.2.

8.3.	Restricted Use & Transfer. Other than as provided in Section 8.1 and 8.2, Akriveia may not transfer Licensed mAb Materials to a third party or use the Licensed mAb Materials without the written permission of WuXi.

9.	Bankruptcy.

9.1.	Intellectual Property. All rights granted under this Agreement by WuXi are, for the purposes of Article 36S(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101 of the U.S. Bankruptcy Code. The Parties agree that:

9.1.1.	Rights and Elections. Akriveia will retain - and may fully exercise - all of its rights and elections under the U.S. Bankruptcy Code, or equivalent legislation in any other jurisdiction.

9.1.2.	Delivery of Intellectual Property. In the event a bankruptcy proceeding is commenced by or against WuXi under the U.S. Bankruptcy Code, Akriveia will be entitled to a complete duplicate of (or complete access to, as appropriate) the intellectual property and its embodiments. If the intellectual property and its embodiments are not already in Akriveia’s possession, they must be promptly delivered to Akriveia at Akriveia’s request when:

a.	The bankruptcy proceeding is commenced, unless WuXi elects to continue to perform all of its obligations under this Agreement; or

b.	This Agreement is rejected by or on behalf of WuXi.

10.	Patent Filing, Prosecution & Maintenance

10.1.	WuXi’s Obligations. WuXi will [**] file, prosecute, maintain and enforce Licensed Patent Rights, provided, however, WuXi will: (a) [**] grant to Akriveia rights to enforce the Licensed Patent Rights [**] if the rights to develop and commercialize the Licensed mAb as an unmodified antibody have not been granted by WuXi to a third party licensee within [**] after the Effective Date, and upon Akriveia request from time-to-time, WuXi will provide updates on status of such out-license effort; and (b) until rights to enforce have been granted to Akriveia, upon Akriveia’s notice of infringing activity in the Field, WuXi will consider in good faith enforcing the Licensed Patents Rights against the infringers with the assistance of, and at the sole cost and expense of Akriveia.

10.2.	Defense. If a third party brings suit against Akriveia or any sub-licensee alleging that Akriveia’s practice of Licensed Patent Rights [**] infringes the third party’s intellectual property rights:

10.2.1.	Akriveia must give WuXi [**] written notice and give WuXi a copy of each communication relating to the alleged infringement;

10.2.2.	WuXi must[**] cooperate with Akriveia’s defense of the suit;

10.2.3.	WuXi will authorize Akriveia to conduct and dispose of the suit;

10.2.4.	Akriveia must obtain WuXi’s consent to any part of settlement that contemplates payment or other action by WuXi or waiver, amendment or abandonment of any Licensed Patent Rights [**];

10.2.5.	Akriveia may, at its expense, require WuXi to institute or join any defense and WuXi must execute all documents and take all other actions, which may reasonably be required in connection with the defense.

11.	Term and Termination

11.1.	Term. Unless sooner terminated, this Agreement will end on the last obligation of Akriveia to pay royalties under this License Agreement.

11.2.	Breach Events. The following will be breach events (“Breach Events”):

11.2.1.	Any representation or warranty of a party under this Agreement proves to have been incorrect in any material respect when made.

11.2.2.	A party fails in any material respect to perform or observe any term of this Agreement. But, only if the failure remains un-remedied for [**] after written notice from the other Party.

11.3.	Termination.

11.3.1.	A Party may terminate this Agreement [**] if the other Party is responsible for a Breach Event by giving written notice, provided that if the alleged breaching Party disputes the existence or materiality of a Breach Event in a notice provided to the non-breaching Party, then the non-breaching Party shall have no right to terminate this Agreement unless and until the arbitrator (per Section 16.2) has confirmed such existence and materiality, and thereafter, the breaching Party has failed to cure such breach within [**] after the arbitrator’s decision. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. The Parties agree that [**] for any Product [**], termination pursuant to this Section 11.3 is a remedy to be invoked only if the breach cannot be adequately remedied through specific performance and/or payment of money damages.

11.3.2.	Akriveia may terminate this Agreement at anytime without cause by giving WuXi 90 days written notice.

11.4.	Effect of Termination.

11.4.1.	Termination of this Agreement will not prejudice:

a.	The following terms which will survive termination, Sections 5.5, 6, 7, 8, 11.2, 12, 13, 14;

b.	A party’s right to receive any payments accrued under and in accordance with Section 5; or

c.	Any other remedies which either party may otherwise have.

11.4.2.	On the date of termination:

a.	Licenses. The license under Section 2 will immediately terminate.

b.	Use of Licensed mAb. Akriveia must; (i) immediately and forever cease research, development or commercialization of any Product; and (ii) must at WuXi’s request destroy all Licensed mAb Materials in its or its sub-licensee’s possession.

12.	Representations & Warranties

12.1.	General. WuXi and Akriveia each represents and warrants to the other as follows:

12.1.1.	It is a corporation duly organized, validly existing and is in good standing under the laws of Hong Kong in the case of WuXi and Delaware in the case of Akriveia.

12.1.2.	It is qualified to do business and is in good standing in each jurisdiction in which it conducts business.

12.1.3.	It has all the power and authority to conduct its business as now being conducted.

12.1.4.	It has all power and authority to enter into and perform this Agreement.

12.1.5.	This Agreement has been duly authorized by all necessary corporate action and will not:

a.	require the consent of its stockholders;

b.	violate any applicable law;

c.	violate its certificate of incorporation or by-laws; or

d.	breach any material agreement, permit or other instrument that binds it or its assets.

12.1.6.	It does not owe an obligation to a third party that conflicts with this Agreement or that would impede its performance of this Agreement.

12.1.7.	It has sufficient rights in its tangible and intangible assets to perform this Agreement and it is not aware that a third party disputes these rights.

12.2.	IP Representation & Warranty. WuXi hereby represents and warrants that:

12.2.1.	WuXi has no knowledge of any information that adversely affects the validity or enforceability of the Licensed Patent Rights or WuXi’s rights in the Licensed Technology;

12.2.2.	The Licensed Patent Rights or Licensed Technology are not subject to any claim of invalidity, misuse, unenforceability or non-infringement;

12.2.3.	WuXi is the sole legal and beneficial owner of the Licensed Patent Rights and Licensed Technology and no license or other right in any of the foregoing that would conflict or restrict the rights granted to Akriveia under Section 2 of this Agreement has been or will be granted to any third party.

12.3.	IP Licensees Coexistence Covenant. WuXi hereby covenants with Akriveia that:

12.3.1.	WuXi will not grant a license or other right to a third party in the Licensed Patent Rights and Licensed Technology that would conflict with or restrict the rights granted to Akriveia under Section 2 of this Agreement;

12.3.2.	WuXi will include in any agreement granting a third party licenses or rights to the Licensed Patent Rights or Licensed Technology a contractual provision substantially equivalent in meaning to the following:

‘‘This license expressly excludes any rights whatsoever to research, develop or commercialize any pharmaceutical products developed through [**] of the Licensed mAb with the purpose of [**] through selective activation of [**].

Licensee acknowledges that WuXi has granted to a third party exclusive rights under the Licensed Patent Rights and Licensed Technology to [**] pharmaceutical products by modifying the Licensed mAb through [**] of the Licensed mAb with the purpose of [**] through selective activation of [**], both by itself and together with one or more other technologies, with no restrictions as to the nature or type of technologies. Accordingly, the exclusivity of any license granted to licensee may be limited by the rights already granted by WuXi to the aforementioned third-party. Licensee further acknowledges that the pharmacologically active molecule of the third-party’s products, after selective activation, may be similar or identical to a Licensed mAb”

12.3.3.	Within [**] of entering into an agreement granting a third party any rights in the Licensed Patent Rights or Licensed Technology, WuXi will notify Akriveia in writing. The notice will identify the third party, the Licensed mAb and the territory of the rights granted. The notice will also include a certification from WuXi of compliance with the covenants in 12.3.1 and 12.3.2 above.

13.	Covenants.

13.1.	During the Agreement, WuXi and Akriveia each covenant to the other that it will:

13.1.1.	Preserve its corporate existence.

13.1.2.	Remain qualified to do business in good standing in each jurisdiction in which it conducts business.

13.1.3.	Maintain the rights in its tangible and intangible assets needed to perform this Agreement.

13.1.4.	Not accept an obligation to a third party that conflicts with this Agreement or that would impede its performance of this Agreement.

13.1.5.	Comply in all material respects with the requirements of all applicable laws.

13.2.	Akriveia covenants that it will not:

13.2.1.	[**] Products in [**].

13.2.2.	Manufacture, use, sell, offer for sale or import the Licensed mAbs or any derivatives or modifications of Licensed mAbs except as expressly permitted under this Agreement (namely, as one or more Products).

14.	Indemnities.

14.1.	Akriveia Indemnity. Akriveia will indemnify WuXi and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives (“WuXi Indemnified Parties”) against all liability and costs resulting from any third party claim made against an WuXi Indemnified Party arising from:

a.	Akriveia’s breach of any of its representations, warranties or covenants in Sections 12 and 13; or

b.	Akriveia’s manufacture, sale, offer for sale, use or import of a Product.

14.1.1.	Control. On receipt of notice of the claim, WuXi Indemnified Party must:

a.	Promptly notify Akriveia.

b.	Permit Akriveia [**] to handle and control the defense and settlement of the claim. But, WuXi Indemnified Party will have the right to participate in the defense of the claim at its own expense.

c.	Give Akriveia [**] all reasonable assistance in Akriveia’s handling of the claim.

14.1.2.	Exclusions. This indemnity will not apply to the extent any claim arises out of a WuXi Indemnified Party’s negligence, willful misconduct or breach of any term, representation, warranty or covenant in this Agreement.

14.2.	WuXi Indemnity. WuXi will indemnify Akriveia and its Affiliates, and its or their officers, directors, shareholders, employees, agents and representatives (“Akriveia Indemnified Parties”) against all liability and costs resulting from any third party claim made against an Akriveia Indemnified Party arising from WuXi’s breach of any of its representations, warranties or covenants in Sections 12 and 13.

14.2.1.	Control. On receipt of notice of the claim, Akriveia Indemnified Party must:

a.	Promptly notify WuXi.

b.	Permit WuXi [**] to handle and control the defense and settlement of the claim. But, Akriveia Indemnified Party will have the right to participate in the defense of the claim at its own expense.

c.	Give WuXi [**] all reasonable assistance WuXi’s handling of the claim.

14.2.2.	Exclusions. This indemnity will not apply to the extent any claim arises out of an Akriveia Indemnified Party’s negligence, willful misconduct or breach of any term, representation, warranty or covenant in this Agreement.

15.	Notices.

15.1.	All notices will be in writing and sent by certified mail, return receipt requested, courier, or facsimile to the addresses noted below. Notices will be deemed given on the date it is received.

15.1.1.	If to Akriveia:	23 Southern Hills Drive, Skillman, NJ 08558, USA Attention: CEO

15.1.2.	If to WuXi:	WuXi AppTec, Building 1, 288 Fute Zhong Road, Waigaoqiao Free Trade Zone, Shanghai, China 200131 Attention: CEO

16.	Miscellaneous

16.1.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., but without applying its conflicts of laws rules.

16.2.	Dispute Resolution. If a dispute cannot be resolved within [**] it will be finally settled by binding arbitration in San Francisco conducted according to the then current Rules of Arbitration of the International Chamber of Commerce and in the English language. Each Party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief pending a final decision by the arbitrator.

16.3.	Binding Effect. This Agreement is binding upon and inures to the benefit of a Party’s legal representatives, successors and permitted assigns.

16.4.	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

16.5.	Amendment. This Agreement may only be amended or canceled in writing.

16.6.	Waiver. A Party’s compliance with the terms of this Agreement may only be waived by written notice from the other Party. Unless stated otherwise a waiver will not be deemed an ongoing waiver. Any delay or failure of a Party to require performance of a term of this Agreement will not prevent the Party from enforcing the term later.

16.7.	Third Party Beneficiaries. No third party has any rights under this Agreement.

16.8.	Relationship. The Parties are independent contractors. This Agreement does not create a partnership between the Parties or any third party.

16.9.	Assignment and Successors. A Party may not assign this Agreement without the permission of the other Party. But, a Party may - without the permission of the other Party - assign this Agreement to:

16.9.1.	Its Affiliates;

16.9.2.	Any purchaser of all or substantially all of its assets to which this Agreement relates; or

16.9.3.	Any successor corporation resulting from any merger or consolidation of such Party with or into such corporations;

16.10.	Force Majeure. A Party will not be in breach or liable for any failure or delay of its performance of this Agreement caused by natural disasters or circumstances reasonably beyond its control.

16.11.	Severability. If any provision of this Agreement is invalid or is unenforceable, the Parties intend that the remainder of the Agreement will be unaffected.

16.12.	Other Agreements. This Agreement is the sole agreements between the Parties with respect to the Licensed Technology.

16.13.	Conflicts. In case of any conflicts in the terms and conditions of this Agreement and the terms and conditions of any Appendices to this Agreement, the terms and conditions of this Agreement shall govern.

[Signature page follows]

This Agreement was executed on the date stated in the introductory clause.

WUXI BIOLOGICS (HONG KONG) LIMITED	AKRIVEIA THERAPEUTICS INC.

By:	/s/ Jing Li	By:	/s/ Simon Tomlinson

Name:	Jing Li	Name:	Simon Tomlinson

Title:	Vice President	Title:	Chief Executive Officer
Date:	Sept. 26, 2016	Date:	Sept. 28, 2016

Index of Appendices

1.       Appendix A – Definitions

2.       Appendix B – Licensed mAb Materials

3.       Appendix C – Licensed Patent Rights

4.       Appendix D – Technology Transfer Plan

Appendix A

Definitions

“Affiliate”

Means with respect to any Party, any person or entity controlling, controlled by or under common control with such Party.

For purposes of this definition, “control” means:

a)       Direct or indirect ownership of fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity; or

b)       the possession directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

“Akriveia Technology”	Means any approach to [**] of an antibody with the purpose of [**] through selective activation of [**].
“[**]”	Means [**].
“China Territory”	Means the People’s Republic of China including Hong Kong and Macau.
“Commencement of Phase I”	Means [**] in a Phase I clinical trial initiated by or on behalf of Akriveia anywhere in the Licensed Territory.
“Commencement of Phase II”	Means [**] in a Phase II clinical trial initiated by or on behalf of Akriveio anywhere in the Licensed Territory.
“Commencement of Phase III”	Means [**] in a Phase III clinical trial initiated by or on behalf of Akriveia anywhere in the Licensed Territory.
“Commercially Reasonable Efforts”	Means those efforts and resources that Akriveia would use were it developing or commercializing its own pharmaceutical products that are of similar market potential as the Product, taking into account [**], all as measured by the facts and circumstances at the time such efforts are due.

“Confidential Information”

Means all information disclosed by one Party to the other and which is designated as confidential in writing at the time of disclosure or if disclosed orally, summarized or referenced in a writing within [**] after the oral disclosure by:

(a)      the Disclosing Party;

(b)      a third party acting on the Disclosing Party’s behalf; or

(c)      a third party under an obligation of confidence to the Disclosing Party.

All WuXi Licensed Technology other than Licensed Patent Rights that have been published will be deemed WuXi’s Confidential Information.

All Information pertaining to Akriveia Technology or the development and/or commercialization of Products hereunder (including the contents of all Development and Commercialization reports provided to WuXi) will be deemed Akriveia’s Confidential Information.

The following information is not included in this definition. Information, as established by contemporaneous business records kept in the ordinary course, that:

a.       at the time of receiving the information such information was already known by the Receiving Party without any restriction on disclosure with respect to such information;

b.       is furnished to the Receiving Party by a third party without restriction on disclosure; or

c.       is independently developed by the Receiving Party without reference to any of the Disclosing Party’s Confidential Information.

“Control”, “Controlled” or “Controller”	Means with respect to any intellectual property right, the possession (whether by ownership or license, other than a license granted by one Party to the other pursuant to this Agreement) by a Party of the ability to grant to the other Party a license or to extend other rights as provided herein, under such first Party’s intellectual property right without violating the terms of any agreement or other arrangements with any third party.
“Disclosing Party”	Means a Party that discloses or is deemed to disclose its own Confidential Information to the other Party. With respect to any Confidential Information that is deemed to be the Confidential Information of both Parties then with respect to a Party in possession of such information the other Party will be considered the Disclosing Party.
“Effective Date”	Means the date set forth at the top of the first page of this Agreement.
“Field”	Means prevention and treatment of [**].
“Indemnified Parties”	Is defined in Section 13.1 and 13.2.
“Lead Product”	Is a Product for which Akriveia is developing an alternative Product that binds the same biological target and is being developed for the same therapeutic indications as a backup in case the initial Product’s development is terminated or delayed.

“Licensed mAbs”	Means the monoclonal antibody molecules described in Appendix B.
“Licensed mAb Materials”	Means any tangible samples of Licensed mAbs [**]: (i) provided by WuXi to Akriveia; or (ii) propagated or duplicated by Akriveia in the course of conducting the development and commercialization activities under this Agreement, in each case as listed in Appendix B.
“Licensed Patent Rights”	Means (i) all the Patent Rights listed in Exhibit F to this Agreement, and (ii) all other Patent Rights owned, in-licensed or otherwise controlled by WuXi or its Affiliates during the term of the Agreement with the right to sublicense (where applicable), that cover the Licensed mAbs or any of the Products.
“Licensed Technology”	Means the Licensed mAbs, Licensed mAb Materials, Licensed Patent Rights and all associated data, information and know-how.
“Licensed Territory”	Means [**]
“Net Sales”	means the gross sales of a Product by Akriveia, its Affiliates, or its sub-licensees to third parties, less the following deductions: [**]

“Party” or “Parties”	WuXi and Akriveia are referred to in this Agreement collectively as the “Parties” and individually as a “Party”
“Patent Rights”	Means all the Valid Claims of patent applications and issued patents, whether domestic or foreign, including all continuations, continuations-in-part, divisions, and renewals, and letters of patent granted thereon, and all reissues, re-examination and extensions thereof and any patent restoration or extension period granted by a governmental authority, including but not limited to compensation for patent term lost during the clinical trial or regulatory approval process.
“Product”	Means any product in the Field that is developed by or on behalf of Akriveia or any of its sub-licensees that incorporates a Licensed mAb that has been modified using Akriveia’s Technology either alone or together with one or more other technologies.
“Receiving Party”	Means a Party that receives or is deemed to receive from the other Party the Confidential Information of such other Party. With respect to any Confidential Information that is deemed to be the Confidential Information of both Parties then with respect to a Party in possession of such information it will be considered the Receiving Party.
“Regulatory Approval”	Means, with respect to a nation or, where applicable, a multinational jurisdiction, any approvals, licenses, registrations or authorizations granted by Regulatory Authority necessary for the manufacture, marketing and sale of a Product in such nation or such jurisdiction.
“Regulatory Authority”	Means any national (e.g., FDA), supranational (e.g., the EMEA), regional, state or local regulatory agency that has authority to grant Regulatory Approval of pharmaceutical products.
“Valid Claim”	Means a claim within Patent Rights so long as such claim shall not have been disclaimed by WuXi or shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.

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AMENDMENT
TO THE
CTLA-4 MONOCLONAL ANTIBODY LICENSE AGREEMENT
BY AND BETWEEN
WUXI BIOLOGICS (HONG KONG) LIMITED AND AKRIVEIA CONCERTO LLC.

This AMENDMENT (the “Amendment”) amends the CTLA-4 Monoclonal Antibody License Agreement, dated September 26, 2016 (“Agreement”) entered into by and between WuXi Biologics (Hong Kong) Limited, a Hong Kong corporation having its registered address at Suite 3701-10 , 37/F, Jardine House, 1 Connaught Place, Central, Hong Kong (“WuXi”) and Akriveia Concerto LLC, a Delaware corporation having an address at 23 Southern Hills Drive, Skillman, NJ 08558 (as successor in interest to Akriveia Therapeutics Inc.) (“Akriveia”), and is effective as of December 30th, 2017 (“Amendment Effective Date”). Capitalized terms in this Amendment will have the meanings set forth in the Agreement.

A.	Pursuant to the Agreement, WuXi granted to Akriveia a license under the Licensed Patent Rights to use its proprietary technology to develop and modify WuXi’s mAb molecules and develop and commercialize such molecules as therapeutic products.

B.	The Parties wish to amend the Agreement to expand the scope of the existing exclusive license under the Licensed Patent Rights in accordance with the terms and conditions of this Amendment.

Notwithstanding anything to the contrary contained in the Agreement, and in consideration of the mutual promises and covenants set forth in the Agreement and this Amendment, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 16.5 of the Agreement, the Parties agree as follows:

1.	The Parties agree to amend Appendix A of the Agreement to replace the definitions of “Licensed mAbs”, “Licensed mAbs Materials”, “Licensed Patent Rights”, “Licensed Territory” and “Product” in their entirety with the following:

“Licensed mAbs” means (i) any and all antibodies disclosed in the Licensed Patent Rights, together with (ii) [**], and (iii) [**] of (i) or (ii).

“Licensed mAbs Materials” means any tangible samples of Licensed mAbs and their associated cell-lines and nucleic acid vectors: (i) provided by WuXi to Akriveia, or (ii) propagated or duplicated by Akriveia in the course of conducting the development and commercialization activities under this Agreement.

“Licensed Patent Rights” means (i) all the Patent Rights listed in Appendix C to this Agreement, and (ii) all other Patent Rights owned, in-licensed or otherwise controlled by WuXi or its Affiliates during the term of the Agreement with the right to sublicense (where applicable), that cover the licensed mAbs or any of the Products.

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“Licensed Territory” means any country in the world including the China Territory.

“Product” means any product in the Field that is developed by or on behalf of Akriveia or any of its sub- licensees that incorporates a Licensed mAb.

2.       The Parties agree to amend Appendix A of the Agreement to add the following:

“Fab” means a fragment of an antibody that contains [**].

“First Commercial Sale” means the first sale of any Product under this Agreement following Regulatory Approval of such Product anywhere in the Licensed Territory.

3.	The Parties agree to amend Section 2 of the Agreement to replace that section in its entirety with the following:

2.            License

2.1	Exclusive License Grant. WuXi grants to Akriveia, under WuXi’s rights in the Licensed Patent Rights and Licensed Technology, an exclusive (even as to WuXi), sublicensable (subject to Section 2.4), transferable (subject to Section 16.9), royalty-bearing license to make, have made, use, sell, offer for sale, import and export any Products and for such purpose reproduce and use the Licensed Technology (and the Licensed mAbs Materials contained therein) in the Licensed Territory.

2.2	Term of Licenses. The term of the license to Licensed Patent Rights in Section 2.1 will end on expiry of the last of the Licensed Patent Rights on a country-by-country basis, and thereafter, the license to the Licensed Technology continues on a royalty-free basis in perpetuity.

2.3	Paid-Up License. Akriveia will have a paid-up license permitting royalty-free manufacture (i.e. making and having made), use, sale, offer for sale and import of Products in a country after the end of Akriveia’s last obligation to pay royalties on the Product’s Net Sales in that country and shall have no further obligations to WuXi in that country with respect to such Licensed Patents Rights or such Products.

2.4	Sub-Licenses. Akriveia may sublicense through multiple tiers the licenses in Section 2.1, on the condition that (a) Akriveia will be responsible for the sub-licensee performing in a manner consistent with Akriveia’s obligations under this Agreement and (b) Akriveia will not be relieved of its obligations under this Agreement due to the existence of such sublicense.

2.5	Refrained Rights. Each Party acknowledges that the rights granted under this Section 2 are limited to the scope expressly granted.

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2.5.1.	With the exception of the specific rights granted in this Section 2, WuXi retains all rights in the Licensed Technology and Licensed Patent Rights.

2.5.2.	For clarity, (a) Akriveia does not under this Agreement, nor does it have any obligation to, grant to WuXi any rights in any Patent Rights or other intellectual property rights owned, controlled or licensed by Akriveia that cover any Product; and (b) for clarity, no license or other right whatsoever to any Akriveia Technology is granted to WuXi pursuant to this Agreement.

2.6.	Grant-Back License. Subject to the terms and conditions of this Agreement, and without limitation of any of Akriveia’s rights under this Section 2, Akriveia grants to WuXi, under its rights in the licensed Patent Rights and Licensed Technology granted in this Agreement, a payment-free, royalty-free, non-exclusive, transferable (subject to Section 16.9), license to make, have made, use, sell, offer for sale, import and export multi-specific antibodies incorporating a Fab from any Licensed mAb in the Licensed Territory together with at least one Fab derived from an antibody other than a Licensed mAb which additional Fab specifically targets a molecular target different from the Fob derived from the Licensed mAb. WuXi may sublicense the license granted in this Section 2.6, on the condition that (a) WuXi will be responsible for the sub-licensee performing in a manner consistent with WuXi’s obligations under this Agreement (including, without limitation, the preservation of Akriveia’s exclusive rights granted hereunder), and (b) WuXi will not be relieved of its obligations under this Agreement due to the existence of such sublicense.

4.	As consideration for entry into this Amendment and WuXi’s delivering PCT application to Akriveia, Akriveia will pay WuXi the sum of [**] dollars (US $[**]) within [**] after the Amendment Effective Date.

5.	The Parties agree to amend Section 5.2 of the Agreement to replace that section in its entirety with the following:

5.2.	Development Milestones Payments. If a Product achieves a Development Milestone described in Table 1 below, Akriveia will pay WuXi the sum noted for that milestone. The milestone will not be payable if:

5.2.1.	the Product had previously achieved the milestone and the corresponding milestone payment was paid; or

5.2.2.	the Product is being developed as a back-up to a Lead Product and the Lead Product had previously achieved the milestone and the corresponding milestone payment was paid; or

5.2.3.	the Product is being developed as a reformulation or other variant form of a Product which had previously achieved the milestone and the corresponding milestone payment was paid.

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Each Development Milestone associated payment shall be payable only once for a given Product (whether a reformulation or variant, or back-up to a Lead Product) such that the aggregate payable for Development Milestones under this Agreement for each given Product is $25,750,000.00; provided, however, that the Regulatory Milestone is payable more than once by Akriveia if a Regulatory Approval is for a Product that (a) incorporates a different Licensed mAb to an already marketed Product; and (b) the existing, earlier approved, Product is intended to stay on the market and not be replaced by the subsequently approved Product (i.e., the later launched Product is not a “backup” that replaces an earlier molecule because it is deemed superior, but rather will be incorporated in a Product that is marketed alongside an already-launched Product containing a different licensed mAb).

Table 1.

Milestone	Payment (USD)
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

As used in this Section 5.2:

“[**]” means [**]; and

“[**]” means [**].

6.	The Parties agree to amend Sections 5.3.1 and 5.3.2 of the Agreement to replace those sections in their entirety with the following:

5.3.1	Royalties. Akriveia will pay WuXi a royalty based on the Net Sales of all Products in the Licensed Territory.

5.3.2.	Royalty Rates. The royalty rate will be determined by increments of annual Net Sales of all Product(s) in the Licensed Territory as set out in Table 2 below. For clarity, the royalty rates set forth in Table 2 below are payable on the total Net Sales of all Products (i.e., aggregating the Net Soles of all of the Products.

7.	The Parties agree to amend Table 2 in Section 5.3.3 of the Agreement to replace such table in its entirety with the following:

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Table 2.

Annual Net Sales Tiers (USD) for all Products	Royalty
[**]	[**]
[**]	[**]
[**]	[**]

8.	The Parties agree to amend Section 5.4 of the Agreement to delete that section in its entirety.

9.	The Parties agree to amend Section 7.4.2 of the Agreement to delete that section in its entirety.

10.	The Parties agree to amend Section 10.1of the Agreement to replace that section in its entirety with the following:

10.1.	Patent Prosecution, Maintenance and Enforcement.

10.1	For each patent application and patent under the Licensed Patents Rights, Akriveia shall: (a) prepare, file, and prosecute such patent application; (b) maintain such patent; (c) [**]; (d) keep WuXi informed of the filing and progress of all material aspects of the prosecution of such patent application and the issuance of patents from any such patent application; (e) permit WuXi to [**] with respect to the preparation, filings and prosecution of Licensed Patent Rights; (f) [**] with WuXi concerning any decisions which [**] of such patent application or patent; and (g) notify WuXi in writing of [**] in the status of such patent or patent application.

10.2	A Party receiving notice of alleged infringement of any of the Licensed Patent Rights in the Licensed Territory shall promptly provide written notice to the other Party of the alleged infringement. Akriveia shall have first right to bring suit and control the conduct thereof, including settlement, to stop infringement of any Licensed Patent Rights, as determined by Akriveia. If Akriveia does not commence a particular infringement action [**], WuXi, after notifying Akriveia in writing, shall be entitled to bring such infringement action at its own expense. The party conducting such action shall have full control over its conduct. In any event, Akriveia and WuXi shall [**] in any such litigation [**].

11.	The Parties agree to amend Section 11.4 of the Agreement to replace that section in its entirety with the following:

11.4	Effect of Termination

11.4.1.	Termination or expiration of this Agreement will not prejudice:

(a)	The following terms, which will survive any termination or expiration: Sections 1, 2.3, 2.5, 2.6, 5.5, 5.6, 5.7, 6.1, 7, 8, 11.4, 13.2, 14, 15, and 16;

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(b)	A Party’s right to receive any payment s accrued under and in accordance with Section 5; or

(c)	Any other remedies which either Party might otherwise have.

11.4.2.	On the effective date of termination of this Agreement (other than termination by Akriveia for a Breach Event for which WuXi is responsible):

(a)	Licenses. The license under Section 2 will immediately terminate.

(b)	Use of Licensed mAb. Akriveia must: (i) immediately and forever cease research, development or commercialization of any Product; and (ii) must at WuXi’ s request destroy all Licensed mAb Materials in its or its sub-licensee’s possession.

11.4.3	On the effective date of termination of this Agreement by Akriveia for a Breach Event for which WuXi is responsible, the license in Section 2.1 will automatically convert to an exclusive, perpetual, fully paid-up, royalty-free license on the terms set forth in Section 2.3.

12.	The Parties agree to amend Section 12.3 of the Agreement to delete subsections 12.3.2 and 12.3.3 in their entirety.

13.	The Parties agree to amend Section 13.2 of the Agreement to replace that section in its entirety with the following:

13.2	Without limiting Akriveia’s rights under Section 2 of this Agreement, subject to WuXi’s compliance with the terms and conditions of this Agreement, Akriveia covenants that [**].

14.	The Parties agree to amend Appendix B and D to delete that Appendix in its entirety.

15.	The Parties agree to amend Appendix C to replace the contents of that Appendix in its entirety with the following:

Title	Patent Application No.	Jurisdiction
[**]	[**]	[**]

16.	To the extent there is any conflict between the terms and conditions of this Amendment and the terms and conditions of the Agreement, the terms and conditions of this Amendment will control.

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17.	Except as set forth in Sections 1 to 16 of this Amendment, all terms and conditions of the Agreement (including the Appendices to the Agreement) will remain in full force and effect without modification.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, the Parties to this Amendment have caused it to be executed by their respective duly authorized representatives as of the Amendment Effective Date.

WuXi Biologics (Hong Kong) Limited		Akriveia Concerto LLC

By:	/s/ Chris Chen	By:	/s/ Simon Tomlinson

Name:	Chris Chen	Name:	Simon Tomlinson
[Type or Print]		[Type or Print]

Title:	CEO	Title:	Chief Executive Officer

(Signature Page to Amendment to CTLA-4 Monoclonal Antibody License Agreement)